Exhibit 99.1

(NYSE: EVA) Enviva Partners, LP Business Overview Last Updated: February 25, 2019

FORWARD-LOOKING AND CAUTIONARY STATEMENTS Forward-looking statements This presentation contains “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that Enviva Partners, LP (NYSE: EVA) (“Enviva,” the “Partnership,” “we,” or “us”) expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “may,” “estimates,” “will,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions made by Enviva based on management’s expectations and perception of historical trends, current conditions, anticipated future developments, and other factors believed to be appropriate. Although Enviva believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond its control, Enviva cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions. A number of the assumptions on which these forward-looking statements are based are subject to risks and uncertainties, many of which are beyond the control of Enviva, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks and uncertainties include the factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC, including those risks relating to financial performance and results, economic conditions and resulting capital restraints, availability of sufficient capital to execute Enviva’s business plan, the ability of Enviva to complete acquisitions and realize the anticipated benefits of such acquisitions, impact of compliance with legislation and regulations and other important factors that could cause actual results to differ materially from those projected. When considering the forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such filings. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made, and Enviva undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. All forward-looking statements attributable to Enviva are qualified in their entirety by this cautionary statement. Industry and market data This presentation has been prepared by Enviva and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Enviva believes these third-party sources are reliable as of their respective dates, Enviva has not independently verified the accuracy or completeness of this information. Some data is also based on Enviva’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above. 2

COMPANY HIGHLIGHTS: HIGH-GROWTH, “DROP-DOWN” MLP 1) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; 3rd Quarter 2018. Worldwide demand for industrial pellets is expected to reach approximately 34.9 million MTPY by 2026; 2) As of February 1, 2019, excluding firm and contingent contracts between our long-term off-take customers and our Sponsor and the Sponsor's JVs; 3) References to the “First JV” and the “Second JV” refer to Enviva Wilmington Holdings, LLC and Enviva JV Development Company, LLC, respectively, which are joint ventures between our Sponsor and affiliates of John Hancock Life Insurance Company (U.S.A.) (“John Hancock”). The First JV and the Second JV are collectively referred to as the “Sponsor's JVs”; 4) See slide 22 for additional details. We expect to have the opportunity to acquire customer contracts from our Sponsor or the Sponsor's JVs in the future; 5) Initial public offering of the Partnership’s common units representing limited partner interests; 6) On February 20, 2019, provided full-year 2019 guidance for net income in a range of $31.0 to $39.0 million, adjusted EBITDA guidance in the range of $127 to $135 million, including the benefit of additional throughput at the Partnership’s deep-water marine terminal in Wilmington, North Carolina (the “Wilmington terminal”) from the sponsor’s production plant in Hamlet, North Carolina (the “Hamlet plant”), and distribution guidance of at least $2.61 per unit for full-year 2019. See slides 44 and 45 for reconciliation of estimated adjusted EBITDA to estimated net (loss) income; 7) See slide 22 for additional details; 8) Subject to receiving the necessary permits 3 EXPERIENCED MANAGEMENT Management team led by industry founders and seasoned public company executives Demonstrated expertise acquiring, building, operating, and contracting / re-contracting platform assets Management rewarded for sustained growth in per-unit distributable cash flow SUBSTANTIAL GROWTH OPPORTUNITIES 14 consecutive distribution increases since the Partnership’s IPO in 20155. Expect aggregate distributions for 2019 of at least $2.61 per unit6 Significant development of production plants and deep-water marine terminals needed to support executed off-take contracts, including more than 2 million MTPY in Japanese contracts between our long-term off-take customers and our Sponsor and the Sponsor's JVs7 7-10% anticipated annual organic growth. Production capacity expansions at Southampton and Northampton plants totaling 400,000 MTPY8 underway Consistent track record of drop-down acquisitions from our Sponsor. Visible 2019/2020 drop-down pipeline includes incremental adjusted EBITDA from Wilmington terminal with Hamlet volumes, the Hamlet plant, and the Greenwood plant Potential to more than double the Partnership’s 2019 adjusted EBITDA in a few years with drop-down acquisitions, expansions, and organic growth LONG-TERM OFF-TAKE CONTRACTS Sales strategy is to fully contract our production capacity under long-term, take-or-pay contracts. Contracts carry a weighted-average remaining term of 9.7 years and a contracted revenue backlog of $7.9 billion2, increasing to 12.3 years and $14.6 billion, respectively, if volumes held by the Partnership, our Sponsor and its joint ventures are included3 In addition to approximately 1.5 million MTPY of firm, long-term contracts with Japanese counterparties announced previously, the Partnership and our sponsor executed two new take-or-pay off-take contracts with major Japanese trading houses totaling more than 540,000 MTPY of additional volumes4 ADVANTAGED ASSETS Fully-contracted, strategically located production plants exporting through multiple deep-water marine terminals Strong fiber baskets deliver low-cost, growing natural resource, and stable pricing Embedded low cost to-port logistics and favorable long-term fixed-rate shipping contracts COMPELLING INDUSTRY FUNDAMENTALS Critical supply chain partner for major power generators worldwide Binding European renewables obligations under the Renewable Energy Directives (“RED I/II”) and regulatory phase-out of coal in the U.K., the Netherlands, and Germany driving substantial expected long-term demand increases Emerging demand in Japan and Asia expected to double worldwide market size1 Supply not adequate for demand with few providers of scale WORLD’S LARGEST SUPPLIER OF UTILITY-GRADE WOOD PELLETS TO MAJOR POWER GENERATORS WITH ALMOST 3 MILLION METRIC TONS PER YEAR (“MTPY”) OF CONTRACTED PRODUCTION CAPACITY

ENVIVA SOLVES A GROWING, UNMET CHALLENGE FOR GENERATORS

Major industrial economies in the UK and EU are far short of binding, national-level 2020 and 2030 renewable targets

In addition to renewables targets, Japan is addressing capacity shortage issues following the Fukushima nuclear disaster

Progress To Binding 2020 Renewables Targets[1]



53%
32%
30%
29%
14%
% of Target
% Short
NL
UK
BEL
FR
GER
DK

Wood pellets provide low-cost, drop-in solution
Market growing rapidly: demand forecasted at 12% CAGR through 2023[2]

Enviva is only enterprise supplier of scale

31.4 million MTPY of forecasted global demand in 2023[2]

2023 Industrial Pellet Volume (Millions MTPY)[2]



Asia
Europe
13.3
18.1
Supply Gap
3.6
Identified Supply
27.9
Demand
Supply

1) EEA Report No 16/2018: Trends and Projections in Europe 2018. Share of renewables in energy consumption in the EU reached 17.4% in 2017

2) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Fourth Quarter 2018. North American industrial pellet demand forecasted to be 90,000 MTPY in 2023. Identified supply represents total estimated capacity in 2020

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OUR PRODUCT IS THE LOW-COST, DROP-IN SOLUTION FOR COAL 1) 4) Enviva; 2) CME Group; 3) Union Pacific Aurora Energy Research – Biomass conversions & the system cost of renewables (November 2016). Total System Cost of Electricity (TSCE) is the per-megawatthour cost of building and operating a generating plant over an assumed financial life including intermittency, security of supply, balancing, grid expansion, and heat adjustment (applicable for CHP only). Data is for Germany and may not be representative of all the markets in which we or our customers operate. CHP is Combined Heat & Power. Expansion costs are related to the electricity grid only. New build CCGT could require gas grid expansions, the cost of which is not included here IHS Markit: Levelized Cost of Power Generation in Japan, May 8, 2017. Costs are presented in real terms, as of 2020. In contrast to TSCE, Levelized Cost of Electricity (LCOE) does not include the intermittency costs associated with wind and solar power. LCOE for Dedicated Biomass assumes biomass wood-burning power plants with 112 MW of capacity and 40% efficiency 5 5) Levelized Cost of Electricity in Japan in 2020 (US$ / MWh)5 Biomass Firing $0$50$100$150$200$250 Solar Wind Dedicated Co-CCGT Biomass Total System Cost of Electricity in Germany (€ / MWh)4 olar iomass Conversion 0 €50 €100 €150 € S Onshore Wind ith B CCGT Biomass Conversion w CHP Firm dispatchable capacity Biomass is the lowest-cost solution and essential complement to intermittent sources of renewables. Wood Pellet vs. Coal Attributes Wood Pellets(1)NYMEX CAPP Coal(2) Southern PRB Coal(3) Median Heat Content (BTU/lb)8,00012,0008,600 Moisture4 – 10%< 10%26 – 30% Ash0 – 2%< 13.5%4.6 – 5.7% Sulfur0 – 0.15%< 1.0%< 1.0%

FAMILIAR MIDSTREAM ACTIVITIES

Qualifying income generated by aggregating a natural resource (timber), processing it into fuel, transporting pellets to deep-water marine storage terminals, and delivering ratably to utility customers



Upstream
Midstream
Downstream
RENEWABLE
Wood Fiber
GATHERING
Processing
Drying
Densifying
STORAGE
Truck
Rail
Vessel
Drax
ENGIE
Lynemouth
Marubeni
MGT
Mitsubishi
Ørsted
Sumitomo
CONVENTIONAL
Coal, Gas, Oil
GATHERING
Processing
Washing
Fractionating
STORAGE
Truck
Pipeline
Rail
Vessel
MPC
Valero

Enviva performs activities similar to midstream MLPs without direct exposure to crude oil or natural gas prices

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EVA TOTAL RETURNS1 140 1)As of February 14, 2019. Based on Bloomberg’s total return data, which assumes reinvestment of distributions/dividends. Normalized for comparison purposes 7 Since IPO in 2015, EVA has outperformed the Alerian MLP Index by 114% 200 88% 180 160 43% 30% 120 100 80(26%) 60 EVAAlerian MLP IndexMSCI USA IMI ESGS&P 500 40 Apr-15Oct-15Apr-16Oct-16Apr-17Oct-17Apr-18Oct-18Feb-19

Enviva’s Port of Chesapeake Marine terminal Compelling Industry Fundamentals

MARKET SEEING REGULATORY STABILITY AND ORDERLY GROWTH

Policy Characteristics for Enviva's Target Markets

1. Biomass energy providing a compelling solution to the "trilemma" of energy cost, decarbonization, and grid stability as regulators continue to phase out coal-fired power generation
2. Baseload / dispatchable characteristics of biomass power seen as a major advantage as electricity systems are placed under strain
3. Policy-makers focused on improving financial discipline on a "total cost" basis, leading to more competition among renewables, where biomass can prevail
4. Asian market maturing towards long-term supply contract structure, and can be cost-competitively supplied from the Southeastern U.S.
5. In Japan, most nuclear reactors remain offline, creating capacity constraints due to lack of baseload generation. World's highest feed-in tariff incenting renewable power generation
6. Biomass co-firing of U.S. coal fleet can extend plant lives, preserve jobs, and benefit rural economies

Northern European Countries Where Enviva's Long-term Contracted Customers are Based



Growing Asian Demand Driven by New Feed-in Tariffs, Capacity Needs, and Renewable Energy Standards



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LIFECYCLE GREENHOUSE GAS EMISSIONS REDUCTION

Switching from coal to biomass reduces emissions of carbon dioxide by between 74% and 90% on a lifecycle basis[1]

United Nations: "In fact, using biomass for electricity and heat, for example, co-firing of woody biomass with coal in the near term and large heating systems coupled with networks for district heating…are among the most cost-efficient and effective biomass applications for GHG emission reduction in modern pathways."[2]

International Energy Agency: "Modern bioenergy plays an essential role in the International Energy Agency (IEA) 2°C scenario, providing nearly 17% of final energy demand in 2060 compared to 4.5% in 2015."[3]

European Union: "The reinforced EU sustainability criteria on bioenergy aim to continue guaranteeing the sustainability of forest biomass used in the energy sector."[4]

U.S. EPA / USDA / DOE: "A stronger bioenergy market helps America achieve a variety of forest management and sustainability goals, including: reducing wildfire risks, improving forest health, increasing restoration, watershed improvements, creating new wildlife habitat, timber stand improvement, aesthetics, and more."[5]


CO_2
CO_2
CO_2

1) UK Environment Agency: Minimising greenhouse gas emissions from biomass energy generation (2009)
2) IPCC, 2014: Climate Change 2014: Mitigation of Climate Change. Contribution of Working Group III to the Fifth Assessment Report of the Intergovernmental Panel on Climate Change
3) International Energy Agency: Technology Roadmap – Delivering Sustainable Bioenergy
4) European Commission: Proposal for a Directive of the European Parliament and of the Council on the promotion of the use of energy from renewable sources, June 21, 2018
5) EPA News Release: EPA Acting Administrator Wheeler, USDA Secretary Perdue, and DOE Secretary Perry Send Letter to Congress on Biomass Carbon Neutrality, November 1, 2018

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OUR ACTIVITIES SUSTAIN THRIVING, HEALTHY FORESTS

Our Track & Trace Program, a first-of-its-kind system, is an important element of our responsible wood supply program and provides unprecedented transparency into our procurement activities

Since Enviva opened its first U.S. mill in 2011

Between 2011 and 2016, forest inventory in our supply base increased by more than 150 million tons[1]



"An industry that can reduce greenhouse gas emissions, increase forest growth, and create jobs sounds too good to be true. But that is the reality of the emerging wood pellet market in the Southern U.S."[2]

-USDA Chief Economist Robert Johansson

Our Wood Came from These Sources:[3]


0.1% Arboricultural and Other
1% Bottomland Hardwood Forests[4]
3% Upland Hardwood Forests[4]
19% Sawdust & Industry Residues[5]
32% Southern Yellow Pine Forests[4]
45% Pine/Hardwood Mixed Forests[4]

Certifications and Ongoing Audits by Independent Agencies:

FSC www.fsc.org FSC® C110565 The mark of responsible forestry

PEFC PEFC/29-31-238

SUSTAINABLE FORESTRY INITIATIVE SFI-01203

SBP Sustainable Biomass Program

1) FIA data
2) USDA - http://blogs.usda.gov/2015/06/08/study-finds-increasing-wood-pellet-demand-boosts-forest-growth-reduces-greenhouse-gas-emissions-creates-jobs/ 2015
3) The information in this panel is based on wood supplied to current Enviva facilities during Q1 2018 & Q2 2018
4) This wood consists of undersized or "understory" wood that was removed as part of a larger harvest; tops and limbs; brush and "thinnings" that were removed to make additional room for planted pines to grow
5) We can identify the individual production facilities that provided these materials

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SUPPLY GAP CREATED BY MULTIPLE HURDLES TO ENTRY Limited Supply Chain Infrastructure with reputable Fragmented Natural Resource Base term margin stability and Deep Process Capabilities Required Wood Aggregation Truck / Rail Loading Debarking & Chipping Size Reduction Wood Receiving & Storage Shipping Port Storage Drying Pelleting Commitment to Excellence in Safety, Sustainability & Reliability 12 Long-term, fixed-price shipping contracts logistics providers Off-take contract pricing escalators enable long-mitigate exposure to uncontrollable changes to cost position Plants strategically located in one of the most attractive wood fiber regions in the world Proximity to terminals results in low “to-port” transportation costs Cost-effective transportation due to ownership and/or control of ports

DURABLE COMPETITIVE ADVANTAGE

Enviva is the world's largest publicly traded global enterprise supplier in a highly fragmented industry with numerous small, single-plant operators

- A "build and copy" approach allows for highly efficient, large-scale production facilities and creates operating leverage
- Multi-plant profile and global scale translate into superior reliability and opportunities for optimization
- Access to robust fiber baskets allows for reliable raw material supply and a flat marginal cost curve for incremental production



Production Capacity (Thousand MTPY)
0
500
1000
1500
2000
2500
3000
3500
4000
4500
# of Plants¹
Location
GLOBAL ENTERPRISE SUPPLIERS
Enviva 8 U.S.
Graanul Invest 13 Baltics
Pinnacle Renewable Energy 9 Canada
VERTICALLY-INTEGRATED SUPPLIERS
Drax Biomass 3 U.S.
Georgia Biomass (RWE) 1 U.S.
SMALL & REGIONAL SUPPLIERS
An Việt Phát 1 Vietnam
FRAM Renewable Fuels 3 U.S.
Highland Pellets 1 U.S.
Pacific Bioenergy 3 Canada
Tanac SA 1 Brazil
Enviva's existing production represents approximately 13% of current global utility-grade wood pellet production capacity¹
Current Capacity
Under development/construction or financed for completion by 2020²

1) Enviva's total production capacity and number of plants are based on nameplate capacities of existing plants, the estimated capacity of the Hamlet and Greenwood plants, which are owned by the Sponsor's JVs, and planned capacity expansion at Southampton and Northampton plants. We expect to have the opportunity to acquire assets or completed development projects from our Sponsor or the Sponsor's JVs in the future. Production capacity and number of plants for other pellet producers are based on Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Fourth Quarter 2018

2) Although the Greenwood plant is included in the category of "under development/construction," it is currently operational

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Enviva’s Production Facility in Northampton, NC Advantaged Assets

ENVIVA PARTNERS, LP: PRODUCTION PLANTS AND TERMINAL ASSETS

Production Plants – 2.9 million MTPY

Amory
Location: Amory, MS
Startup: August 2010 (acquired)
Annual Production: 120K MTPY

Ahoskie
Location: Ahoskie, NC
Startup: November 2011
Annual Production: 415K MTPY

Southampton[1]
Location: Southampton, VA
Startup: October 2013
Annual Production: 545K MTPY

Northampton[1]
Location: Northampton, NC
Startup: April 2013
Annual Production: 550K MTPY

Cottondale
Location: Cottondale, FL
Startup: May 2008 (acquired)
Annual Production: 730K MTPY

Sampson
Location: Sampson, NC
Startup: November 2016
Annual Production: 555K MTPY, expected to increase to 600K MTPY in 2019



Southampton, VA
Northampton, NC
Ahoskie, NC
Port of Chesapeake, VA
Amory, MS
Sampson, NC
Port of Wilmington, NC
Cottondale, FL
Port of Panama City, FL
Port of Mobile, AL
Plants
Ports

Storage and Terminaling Assets

Port of Mobile
Location: Mobile, AL
Startup: 3rd Party Agreement
Storage: Flex barge storage with 45K+ metric tons of capacity

Port of Chesapeake
Location: Chesapeake, VA, wholly-owned by Enviva
Startup: November 2011
Storage: Dome storage with 90K metric tons of capacity

Port of Panama City
Location: Panama City, FL
Startup: 3rd Party Agreement
Storage: Warehouse storage with 32K metric tons of capacity

Port of Wilmington
Location: Wilmington, NC, wholly-owned by Enviva
Startup: 2016
Storage: Dome storage with 90K metric tons of capacity

1) Does not include production capacity expansion announced as part of our Earnings Release as of November 8, 2018

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NEGATIVE DEPLETION RESOURCE PLAY

Robust Resource with Fragmented Supplier Base



Northampton
75 mi.
Hardwood Roundwood
Pine Roundwood
Open / Farmland

65,000+ private landowners
860 million+ tons of fiber

14 million+ tons net annual fiber excess[1]
1 million tons annual facility demand

Advantaged Resource Availability



24% net growth in volume of wood fiber in Enviva's procurement areas[2]
Wood Fiber (in billion cubic feet)
52
51
50
49
48
47
46
45
44
43
42
41
'00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16
Annual Fiber Growth
Annual Fiber Drain

Wood fiber analog to conventional oil and gas would be adding the proved reserves of nearly two additional Permian Basins in the U.S.[3]

1) FIA Data (EVALIDator; 2017) In the last year where state forest inventory data is available, total wood fiber within the fiber sourcing area for the Partnership's Northampton plant grew by approximately 29.6 million tons and total harvest removals was approximately 15.2 million tons, resulting in 14.4 million tons of excess fiber

2) FIA Data, from 2000 through 2016, in Virginia, North Carolina, Mississippi and Florida, the four primary areas Enviva sources its wood fiber, total wood fiber volume grew by approximately 39.1 billion cubic feet and total wood fiber drain was approximately 29.2 billion cubic feet. As the result, net fiber volume grew by approximately 9.9 billion cubic feet, a net increase of 24% from 2000

3) U.S. Crude Oil and Natural Gas Proved Reserve, Year-end 2017, U.S. Energy Information Administration. As of 12/31/2017, proved oil and natural gas reserves of the U.S. were approximately 122.0 billion barrels of oil equivalent with approximately 16.6 billion barrels of oil equivalents in the Permian Basin

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Barge-to-Ship Loading at Enviva’s Operations in Mobile, AL Contracted Position & Risk Mitigation

BUSINESS MODEL MITIGATES RISK Off-take Contracts Long-term, take-or-pay, price determinant with make-whole and market-based damages Predominantly U.S. Dollar denominated Cost pass-throughs and escalators protect against inflation, cost of fiber, and fuel costs Provisions to protect against changes in laws, import duties, and taxes Markets / Financial Conservative balance sheet No direct exposure to crude oil or natural gas prices Customary insurance program geared for operations and scale of business Currency hedges in place to mitigate relatively small amount of foreign currency risk $350 million expanded revolver provides significant financial flexibility Operations & Fiber Geographically dispersed fleet of production plants located in strong fiber baskets Strategically located portfolio of ports providing optimal to-port logistics “Build and copy” approach facilitates common processes and operational knowledge Durable cash flows Shipping Long-term, fixed-rate shipping contracts matching off-take tenor and volume Multiple shipping partners Cost of bunker fuel passed through to customer Note: off-take contract terms are examples of various provisions within our portfolio of contracts; no single contract in our portfolio contains every provision listed above 18

FULLY CONTRACTED PRODUCTION PROFILE EVA Production Firm Off-Take Contracts4 1) 2) As of February 1, 2019, excluding contracts between our long-term off-take customers and our Sponsor and the Sponsor's JVs Does not take into account other opportunities the Partnership expects to have to increase production capacity, except planned production capacity expansions totaling 400,000 MTPY at the Partnership’s Southampton and Northampton plants, subject to receiving the necessary permits, as announced as part of our Earnings Release as of November 8, 2018 Represents the estimated volumes the Partnership is expected to purchase from the Second JV under the off-take contract for the Greenwood plant’s production and does not include volumes sourced from third parties Contracted volumes in the graph above include only contracts of Enviva Partners, LP or its subsidiaries and do not include volumes under our Sponsor and the Sponsor's JVs’ contracts 3) 4) 19 Sales strategy is to fully contract our production capacity under long-term agreements $7.9 Billion Contracted revenue backlog1 9.7 Years Partnership’s weighted-average remaining term of off-take contracts1 Fully contracted through 2025 Thousand MTPY 2 EVA Purchases3 4,000 3,500 3,000 2,500 2,000 1,500 1,000 500 0 20192020202120222023

INCREASINGLY DIVERSE CUSTOMER BASE

2018 Off-Take Contract Mix[1]



Orsted
Lynemouth
Engie
Drax

~3 million MTPY[1]

2023 Off-Take Contract Mix[2]



Other Japanese Trading Houses
Sumitomo
Marubeni
Mitsubishi
MGT
Drax
Orsted
Engie
Lynemouth

~5.3 million MTPY[2]

~ 37% from Japanese Customers by 2023

12.3 Years[2] weighted-average remaining term

$14.6 Billion[2] contracted revenue backlog

1) Includes base volume only
2) Includes all volumes under the firm and contingent off-take contracts held by the Partnership, our Sponsor and the Sponsor's JVs. The Partnership expects to have the opportunity to acquire these contracts from our Sponsor and Sponsor's JVs

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CONTRACT AND MARKET UPDATE – EUROPE After a provisional agreement on June 14, 2018, the final text of the Renewable Energy Directive II (“RED II”) was formally adopted by the European Parliament and the European Council and became legally binding on December 24, 2018. The directive dictates that, by 2030, the share of energy from renewable sources must account for at least 32 percent of the European Union’s gross consumption. Furthermore, the European Commission is required to re-evaluate and potentially increase the 32 percent target by 2023. This landmark legislation is expected to drive continued growth in the use of biomass energy across the European Union through the 2020s. In the Dutch government's Autumn 2018 SDE+ allocation round, which closed on November 8, 2018, biomass projects applied for 829 million Euros of subsidies, or 10.7 percent of the overall budget. The government also announced that 5 billion Euros total funding will be available in the Spring 2019 SDE+ renewable energy incentive round that opens on March 12, 2019. Separately, the Sustainable Biomass Programme certification recently received approval from the Netherlands' Minister of Economic Affairs and Climate Policy for all biomass categories under the SDE+ subsidy regulation. On January 26, 2019, Germany’s Commission on Growth, Structural Economic Change and Employment, otherwise known as the “Coal Commission,” agreed on a final report that proposes to end coal-fired power production in Germany by 2038. The report proposes to decommission 12.5 GWs of coal-fired power generation capacity by 2022 and more than 25.0 GWs by 2030. The Coal Commission also proposes more than 40 billion Euros in aid to regions affected by the coal phase-out to facilitate the transition. Given the need across the industrial landscape in Germany for continued baseload and dispatchable thermal and electric energy, this ambitious goal creates significant challenges that the Partnership believes cost-effective conversions of coal-fired generation to biomass are uniquely suited to solve. Several utilities, including Vattenfall, have announced that they are currently evaluating biomass solutions. To deliver its contribution to the EU-wide 2030 renewable target of 32 percent, the Government of Ireland recently approved the Renewable Electricity Support Scheme, which introduces a new incentive auction system where all renewable technologies, including biomass, are eligible to bid for state support. To meet its binding obligations, the Government of Ireland also committed to achieve 40 percent renewable electricity by 2020 with a 2030 ambition of 55 percent. The Partnership announced it has extended its relationship with Drax by executing a firm, take-or-pay off-take contract to supply 650,000 MTPY of wood pellets starting in 2022 and continuing through 2026. In addition, the Partnership has agreed with Lynemouth Power Limited to increase the annual sales volume under their existing off-take contract by 200,000 MTPY for three years starting in 2020. 21 European industrial wood pellet demand continues to grow

CONTRACT AND MARKET UPDATE – ASIA AND REST OF WORLD On December 12, 2018, Japan’s METI announced that, as of June 2018, Japan’s operating biomass power generation capacity under its FiT scheme reached approximately 2.4 GWs. Coupled with additional FiT-approved biomass power generation capacity of 8.6 GWs, total biomass generation capacity under the FiT scheme is now 11.0 GWs. Although some approved capacity may be cancelled if developers fail to meet certain project development milestone requirements, the approved capacity is significantly above the country’s target of 6.0 to 7.5 GWs of biomass power by 2030. For reference, it would take at least 25.0 to 30.0 million metric tons of wood pellets annually to generate 10.0 GWs of biomass power. The Japanese government approved the country’s fifth Strategic Energy Plan prepared by METI. In addition to confirming renewable energy’s target share of 22 to 24 percent in Japan’s 2030 energy mix, the plan designated renewables, including biomass, as a main source of power generation, indicating a major shift in government policy that recognizes renewable energy’s role as a baseload power source. As of February 1, 2019, the Partnership and our Sponsor have now entered into firm and contingent long-term off-take contracts totaling over 2 million MTPY with major Japanese trading houses. These include a 15-year, 180,000 MTPY contract between Mitsubishi Corporation and the Partnership, a 15-year, 450,000 MTPY contract between Mitsubishi Corporation and our Sponsor, two 15-year contracts totaling 520,000 MTPY between Sumitomo Corporation and our Sponsor, a 10-year, 100,000 MTPY contract between Marubeni Corporation and the Partnership, a 15-year, 180,000 MTPY contract between Marubeni Corporation and the Partnership, a newly executed 17-year contract between the Partnership and a major Japanese trading house with initial volumes of 100,000 MTPY for the first five years, increasing to 175,000 MTPY thereafter, subject to certain conditions precedent, which the Partnership expects to be met in the first quarter of 2019, and a new 18-year, 440,000 MTPY contract between the Partnership’s sponsor and a major Japanese trading house, subject to certain conditions precedent. All contracts are expected to commence between 2021 and 2023. Since the end of 2017, the Partnership has delivered several vessels under its contract to supply a minimum of 220,000 metric tons over three years to Albioma’s 36.5 megawatt, biomass-fueled CHP facility in Martinique. Albioma’s model is replicable in island nations around the world, highlighting the economic benefits of coupling locally sourced biomass with imported wood pellets to displace higher-cost fossil fuels with a compelling environmental solution. 1)Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; 3rd Quarter 2018. Worldwide demand for industrial pellets is expected to reach approximately 34.9 million MTPY by 2026 22 By 2026, emerging demand in Asia expected to double worldwide market size1 env1va . ... Enviva's Port of Chesapeake terminal Substantial Growth Opportunities

THREE PILLARS OF GROWTH

Organic Growth within the Partnership

- Pricing increases and escalators under existing contracted position
- 400,000 MTPY aggregate production capacity expansion underway at Northampton and Southampton[1]
  - ~$130.0 million expected investment and ~$30.0 million in expected incremental adjusted EBITDA annually[2]
  - Expected completion of construction in the first half of 2020 with startup and commercial operation shortly thereafter
- 7 - 10% anticipated annual organic growth driven by contract price escalations, cost reduction, and productivity improvements
  - 5% increase in nameplate production capacity achieved in 2017 over 2016[3]
  - Reduced delivered fiber costs by approximately 5% in 2017 from 2016 and approximately 2% in 2018 from 2017[4]

Accretive Drop-Downs from Sponsor

- Three drop-downs since IPO including 1.1 million MTPY of production capacity and 3 million MTPY of terminaling capacity
- Visible 2019/2020 drop-down pipeline includes incremental Wilmington terminal adjusted EBITDA, the Hamlet plant, and the Greenwood plant:
  - Incremental adjusted EBITDA from Wilmington terminal with Hamlet volumes
  - One production plant drop-down expected in each of 2019 and 2020
- 3+ million MTPY development pipeline at our Sponsor
  - The Second JV is completing its final investment decision process on a proposed deep-water marine terminal in Pascagoula, MS and a wood pellet production plant in Lucedale, MS.

Third-Party Acquisition Opportunities

- Proven, successful, and selective acquirer
- Acquisitions must compare favorably to Sponsor development pipeline and drop-down economics
- Target opportunities must be core to the business and bring new customer set, strategic capability, and/or geographic diversification

1) Subject to receiving the necessary permits. Additional details are available as part of our Earnings Release as of November 8, 2018; 2) The estimated incremental adjusted EBITDA that can be expected from the expansions is based on an internal financial analysis of the anticipated benefit from the incremental production capacity at the Northampton and Southampton production plants. For an explanation of why we are unable to reconcile the estimated adjusted EBITDA for the expansions to the most directly comparable GAAP financial measures, please see slide 46; 3) Based on increases in nameplate capacity at the Amory, Ahoskie, Southampton, Northampton, Cottondale, and Sampson plants from 2016 to 2017; 4) Based on decreases in delivered fiber costs for Amory, Ahoskie, Southampton, Northampton, and Cottondale plants from 2016 to 2017 (the Sampson plant is not included as it was not owned by the Partnership for the full year of 2016) and for the Amory, Ahoskie, Southampton, Northampton, Sampson, and Cottondale plants from 2017 to 2018

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STRATEGIC CLUSTERS

Wilmington, NC Cluster


Sampson Plant
Hamlet Plant
Greenwood Plant
Port of Wilmington
Plants
Port

Sampson Plant



- 600,000 MTPY upon achieving full production capacity
- Drop-down acquisition completed in December 2016 and included a long-term contract with Ørsted

Wilmington Terminal



- 3 million MTPY capacity
- Drop-down acquisition completed in October 2017
- $8 million adjusted EBITDA growing to $16 million once the Hamlet plant reaches its expected full production rate of 600,000 MTPY[3,4]

Hamlet Plant[1]



- 600,000 MTPY capacity
- Expected to be operational in the first half of 2019
- Production expected to support our Sponsor's off-take contract to supply the Macquarie MGT Teesside project in the UK

Greenwood Plant[2]



- Expected to increase production capacity to 600,000 MTPY in 2019[5]
- Production will be initially sold to the Partnership under a 4-year off-take contract

1) Currently owned by the First JV
2) Currently owned by the Second JV
3) For a reconciliation of estimated adjusted EBITDA to estimated net (loss) income, please see slide 45. Additional details are available as part of our Earnings Release as of May 10, 2017
4) For an explanation of why we are unable to reconcile the estimated adjusted EBITDA of $16.0 million per year for the Wilmington terminal once the Hamlet plant reaches its expected full production rate to the most directly comparable GAAP financial measures, please see slide 46
5) The Greenwood plant is expected to increase production capacity to 600,000 MTPY in 2019, after production ramp and incremental capital investments have been completed, subject to receipt of necessary permits

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25

DEVELOPMENT AND EXPANSION OPPORTUNITIES

Sponsor's Development Pipeline – "Build and Copy" Approach


Hamlet, NC
Greenwood, SC
Taylorsville, MS
Epes, AL
Lucedale, MS
Port of Jacksonville, FL
Port of Pascagoula, MS

Plants in the Partnership ○
Plants under construction / expansion ○
Plant sites under control / assessment[1] ○
Ports in or leased by the Partnership ▲
Port sites under control / assessment[1] ▲

Production Capacity Expansion Underway at Southampton and Northampton Plants





- ~400,000 MTPY expected aggregate capacity expansion
- ~$30.0 million in expected incremental adjusted EBITDA annually[2]
- ~$130.0 million expected investment in additional production assets and emissions control equipment
- Expected completion of expansion activities in the first half of 2020 with startup and commercial operation shortly thereafter

1) Assets under control / assessment are shown at approximate locations
2) The estimated incremental adjusted EBITDA is based on an internal financial analysis of the anticipated benefit from the incremental production capacity at the Northampton and Southampton production plants. For an explanation of why we are unable to reconcile the estimated adjusted EBITDA for the expansions to the most directly comparable GAAP financial measures, please see slide 46

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26

VISIBLE GROWTH


Potential to double expected 2019 adj. EBITDA in a few years
$127 – $135
2019 Guidance[1]
~ $25
2019 Plant Drop-Down[2]
~ $25
2020 Plant Drop-Down[2]
$30+
Northampton & Southampton Expansion[3]
~ $25
Potential Plant in Lucedale[2, 4]
+ 7 – 10% anticipated annual organic growth expected in underlying base business without drop-down acquisitions

1) On February 20, 2019, provided full-year 2019 guidance for net income in a range of $31.0 to $39.0 million, adjusted EBITDA guidance in the range of $127 to $135 million. The guidance amounts include the benefit of throughput at the Wilmington terminal from the Hamlet plant for the second half of the year but do not include the impact of any additional acquisitions by the Partnership from the sponsor, its joint ventures, or third parties, or any recoveries related to the costs and losses related to the previously reported fire incident at the Partnership's marine export terminal in Chesapeake, Virginia (the "Chesapeake Incident") and Hurricanes Florence and Michael (the "Hurricane Events"); 2) The estimated incremental adjusted EBITDA that can be expected from a plant drop-down is based on similar plants in our portfolio. Although we expect to have the opportunity to acquire assets or completed development projects, including the Hamlet, Greenwood, and Lucedale plants, from our Sponsor or the Sponsor's JVs in the future, we cannot assure you that our Sponsor or the Sponsor's JVs will be successful in completing their development/improvement projects or that we will successfully negotiate an agreement with our Sponsor or the Sponsor's JVs to acquire such assets or projects; 3) The estimated incremental adjusted EBITDA that can be expected from the Northampton and Southampton expansions is based on an internal financial analysis of the anticipated benefit from the incremental production capacity at these plants; 4) The Second JV is currently developing a wood pellet production plant in Lucedale, Mississippi. Although we expect to have the opportunity to acquire assets or completed development projects from our Sponsor or the Second JV in the future, we cannot assure you that our Sponsor or the Second JV will be successful in completing their development/improvement projects or that we will successfully negotiate an agreement with our Sponsor or the Second JV to acquire such assets or projects

See slides 44 and 45 for reconciliation of estimated adjusted EBITDA to estimated net (loss) income. For an explanation of why we are unable to reconcile the estimated adjusted EBITDA for the Northampton and Southampton expansions and for Wilmington once the Hamlet plant reaches its expected full production rate to the most directly comparable GAAP financial measures, please see slide 46

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27

GROWTH SUPPORTED BY COMMITTED INVESTORS

RIVERSTONE

$550 Million Invested to Date

- $38 billion energy/power private investment firm
- Principal owner of our Sponsor

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Enviva Holdings, LP
"our Sponsor"

John Hancock

- John Hancock is the US unit of ManuLife Financial and one of the world's largest timberland investment managers
- $11.3 billion and 6.0 million acres of timberlands under management enviva

Enviva Partners, LP
NYSE: EVA

Strong Development Engine

&

Customer Contract Pipeline

Joint Ventures

- Separate entities that acquire, finance, develop, construct, and commission projects from Sponsor pipeline
- The first joint venture, which has invested approximately $360 million to date, is constructing the 600,000 MTPY Hamlet plant
- Our Sponsor entered into the second joint venture with John Hancock to invest up to $525 million into production plants and deep-water marine terminals. John Hancock and our Sponsor are responsible for funding 75% and 25%, respectively, of the capital into the new joint venture. The second joint venture has acquired the Greenwood plant and is investing incremental capital to increase its production capacity
- Our Sponsor serves as the managing member and operator of the joint ventures and can compel the joint ventures to sell assets to EVA if certain investment returns are achieved

Attractive cost of capital with access to capital markets for long-term funding

ROFO[1] on joint venture and Sponsor Assets

Development → Finance, Construction, and Commissioning → Operations

1) Although we expect to continue to have the opportunity to acquire assets from our Sponsor and the Sponsor's JVs, there can be no assurance that our Sponsor or the Sponsor's JVs will complete their development/improvement projects or that our Sponsor will decide to sell, or compel the Sponsor's JVs to sell, assets or completed development projects to us. Unless extended, the right of first offer under the Purchase Rights Agreement expires in May 2020 enviva 28

ADJACENT MARKETS EXPERIENCING STRONG DEMAND GROWTH WOOD PELLETS ARE LARGELY FUNGIBLE ACROSS INDUSTRIAL AND HEATING MARKETS 1)Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Fourth Quarter 2018. North American industrial pellet demand forecasted to be 90,000 MTPY in each of 2018-2023 29 Metric Tons (000’s) Metric Tons (000’s) Enviva primarily serves the industrial market… Industrial Pellet Forecasted Demand1 30,000 25,000 20,000 15,000 10,000 5,000 0 201820192020202120222023 EuropeAsiaNorth America … but increasingly shipping to another large, growing market Heating Pellet Forecasted Demand1 30,000 25,000 20,000 15,000 10,000 5,000 0 201820192020202120222023 EuropeAsiaNorth AmericaOther

BREAKING THE FIBER LOGISTICS BARRIER UNLOCKS NORTH AMERICAN BASIS DIFFERENTIAL $160 $59 Germany Source: All data except data for Brazil are from RISI World Timber Price Quarterly – December 2018 for the third quarter of 2018. The wood chip price for Latvia is based on CIF Sweden. Data for Brazil is from Forest2Market - the cost of delivered wood chips in Brazil is approximately US$41-$43 per green metric ton. The primary in-country market for these chips is the food production and crop industries, which use chips for heat and drying purposes. However, the average minimum FOB price in Brazil is around US$148 per dry metric ton due to the logistical and administrative costs related to exporting these chips 30 Raw Material (Wood Chip) Price US$ / Dry Ton Latvia $189 $126 Southern US Japan $148 Brazil >$250 Billion Value of annual global trade in wood products Pelletizing fiber breaks logistics barrier and enables worldwide delivery

MARKET GROWTH DRIVEN BY APPLICATION DIVERSITY 1)Graph illustrative only 31 Market Driven Policy Driven Price Per Ton Long-term contracted demand for wood pellet displacement of coal has enabled substantial infrastructure investment in processing and logistics assets Resulting global distribution capability for low cost fiber can fulfill emerging demand from other applications for wood pellets Future Market Application and Potential Size1 Chemicals Polymers Bio-Crude Cellulosic (C5 / C6 sugar) Lignin bi-products Industrial Steam District Heating Loops Retail Heating CHP Combined Heat & Power Coal Displacement

Night Shift at Enviva Pellets Northampton Financial Highlights 32

FINANCIAL RESULTS

$ MILLIONS, EXCEPT PER METRIC TON AND PER UNIT DATA	THREE MONTHS ENDED		FULL YEAR	
	31-Dec-18	31-Dec-17	31-Dec-18	31-Dec-17
NET REVENUE	$168,673	$161,008	$573,741	$543,221
COST OF GOODS SOLD	$144,144	$135,287	$504,300	$464,419
GROSS MARGIN	$24,529	$25,721	$69,441	$78,802
AGM PER METRIC TON	$36.23	$47.43	$38.81	$45.38
AGM PER METRIC TON, (adjusted for ASC 606)[1]	$36.23	$43.88	$38.81	$42.19
NET INCOME	$9,387	$7,898	$6,952	$14,373
ADJUSTED NET INCOME[2]	$13,580	$7,898	$21,470	$14,373
ADJUSTED EBITDA[2]	$33,760	$31,939	$102,631	$102,381
DISTRIBUTABLE CASH FLOW[3]	$23,154	$22,068	$63,789	$67,731
DISTRIBUTION PER UNIT[4]	$0.64	$0.62	$2.53	$2.36

Fourteenth consecutive distribution increase since the initial public offering

1) As of January 1, 2018, the Partnership adopted Financial Accounting Standards Board Accounting Standards Codification 606 ("ASC 606"). For periods before January 1, 2018, AGM per metric ton has been adjusted to reflect the impact of ASC 606 for comparison purposes only

2) Include $4.0 million increase to Adjusted Net Income and Adjusted EBITDA related to the Chesapeake Incident and Hurricane Events for the fourth quarter of 2018. The $4 million is comprised of: an increase of $8.3 million for costs incurred during the fourth quarter of 2018 plus an increase of $4.9 million for costs identified from new information arising during the fourth quarter of 2018 but incurred and recorded during the first nine months of 2018, offset by a decrease of $9.3 million for insurance recoveries related to costs incurred during the first nine months of 2018.

3) Prior to any distributions paid to our general partner

4) Per limited partner unit

See slides 40 to 43 for Adjusted Net Income, Adjusted EBITDA, Distributable Cash Flow and Adjusted Gross Margin per Metric Ton reconciliations

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33

Tool and Die Work at Enviva’s Production Plant in Ahoskie, NC Experienced Team

HIGH CALIBER LEADERSHIP

Management and Board with Significant Industry Experience

Management

John Keppler
Chairman & CEO

Shai Even
EVP & CFO

Thomas Meth
EVP, Sales & Marketing

Bill Schmidt
EVP, Corporate Development & General Counsel

Royal Smith
EVP, Operations

Nic Lane
EVP, Human Capital

Ray Kaszuba
SVP, Finance & Treasurer

Jim Geraghty
VP, Operations Finance


BP
Williams
Exxon
EPA
Buckeye
Alon
CenterPoint
KPMG
GM
Plum Creek

Directors

John Bumgarner
Director (Independent)

Bill Reilly
Director (Independent)

Gary Whitlock
Director (Independent)

Janet Wong
Director (Independent)

Ralph Alexander
Director

Robin Duggan
Director

Jim Derryberry
Director

Chris Hunt
Director

Carl Williams
Director

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35

ENVIVA: A COMPELLING STORY Fully Contracted Through 2025 $7.9 billion backlog / 9.7 year weighted-average remaining term1 1) 2) 3) Revenue backlog and weighted-average remaining term of off-take contracts are as of February 1, 2019, excluding volumes under the contracts between long-term off-take customers and our Sponsor and the Sponsor's JVs On February 20, 2019, provided full-year 2019 distribution guidance of at least $2.61 per unit Includes all volumes under the firm and contingent off-take contracts held by the Partnership, our Sponsor and the Sponsor's JVs. The Partnership expects to have the opportunity to acquire these contracts from our Sponsor and Sponsor's JVs 36 ~3 Million MTPY World’s largest utility-grade wood pellet producer Advantaged Portfolio of plants and ports $2.61 per Unit2 13.4% compound annual growth rate since IPO $14.6 Billion / 12.3 Years Backlog held by partnership, our Sponsor and Sponsor’s JVs3 Visible Drop-Down Inventory 3+ million MTPY Sponsor development pipeline env1va Financial Information & Reg G Reconciliations

NON-GAAP FINANCIAL MEASURES This presentation contains certain financial measures that are not presented in accordance with GAAP. Although they should not be considered alternatives to the GAAP presentation of the financial results of the Partnership, management views such non-GAAP measures as important to reflect the Partnership’s actual performance during the periods presented. Non-GAAP Financial Measures We use adjusted net income, adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow to measure our financial performance. Adjusted Net Income We define adjusted net income as net income excluding certain expenses incurred related to the Chesapeake Incident and the Hurricane Events, consisting of emergency response expenses, expenses related to the disposal of inventory, and asset disposal and repair costs, offset by insurance recoveries received, as well as interest expense associated with incremental borrowings related to the Chesapeake Incident. We believe that adjusted net income enhances investors’ ability to compare the past financial performance of our underlying operations with our current performance separate from certain items of gain or loss that we characterize as unrepresentative of our ongoing operations. Adjusted Gross Margin per Metric Ton We use adjusted gross margin per metric ton to measure our financial performance. We define adjusted gross margin as gross margin excluding asset disposals, depreciation and amortization, changes in unrealized derivative instruments related to hedged items included in gross margin, and certain items of income or loss that we characterize as unrepresentative of our ongoing operations, including certain expenses incurred related to the Chesapeake Incident and Hurricane Events, consisting of emergency response expenses, expenses related to the disposal of inventory, and asset disposal and repair costs, offset by insurance recoveries received, as well as employee compensation and other related costs allocated to us in respect of the Chesapeake Incident and the Hurricane Events pursuant to our management services agreement with an affiliate of our sponsor for services that could otherwise have been dedicated to our ongoing operations. We believe adjusted gross margin per metric ton is a meaningful measure because it compares our revenue-generating activities to our operating costs for a view of profitability and performance on a per metric ton basis. Adjusted gross margin per metric ton will primarily be affected by our ability to meet targeted production volumes and to control direct and indirect costs associated with procurement and delivery of wood fiber to our production plants and the production and distribution of wood pellets. 38

NON-GAAP FINANCIAL MEASURES - Continued Adjusted EBITDA We view adjusted EBITDA as an important indicator of our financial performance. We define adjusted EBITDA as net income or loss excluding depreciation and amortization, interest expense, income tax expense, early retirement of debt obligations, non-cash unit compensation expense, asset impairments and disposals, changes in unrealized derivative instruments related to hedged items included in gross margin and other income and expense, and certain items of income or loss that we characterize as unrepresentative of our ongoing operations, including certain expenses incurred related to the Chesapeake Incident and Hurricane Events, consisting of emergency response expenses, expenses related to the disposal of inventory, and asset disposal and repair costs, offset by insurance recoveries received, as well as employee compensation and other related costs allocated to us in respect of the Chesapeake Incident and the Hurricane Events pursuant to our management services agreement with an affiliate of our sponsor for services that could otherwise have been dedicated to our ongoing operations. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure. Distributable Cash Flow We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures and interest expense net of amortization of debt issuance costs, debt premium, original issue discounts, and the impact from incremental borrowings related to the Chesapeake Incident. We use distributable cash flow as a performance metric to compare the cash-generating performance of the Partnership from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. We do not rely on distributable cash flow as a liquidity measure. Limitations of Non-GAAP Measures Adjusted net income, adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow are not financial measures presented in accordance with accounting principles generally accepted in the United States (“GAAP”). We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each of these non-GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider adjusted net income, adjusted gross margin per metric ton, adjusted EBITDA, or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. 39

NON-GAAP FINANCIAL MEASURES RECONCILIATION The following table provides a reconciliation of adjusted net income to net income (loss): See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our Annual Report on the 10-K and slide 38 and 39 for basis of presentation. 1)Include $4.0 million increase to Adjusted Net Income related to the Chesapeake Incident and Hurricane Events for the fourth quarter of 2018. The $4 million is comprised of: an increase of $8.3 million for costs incurred during the fourth quarter of 2018 plus an increase of $4.9 million for costs identified from new information arising during the fourth quarter of 2018 but incurred and recorded during the first nine months of 2018, offset by a decrease of $9.3 million for insurance recoveries related to costs incurred during the first nine months of 2018. 40 Three Months Ended December 31, Year Ended December 31, 2018 2017 2018 2017 NET INCOME $9,387 $7,898 $6,952 $14,373 CHESAPEAKE INCIDENT AND HURRICANE EVENTS 1 $3,952 - $12,951 - INTEREST EXPENSE FROM INCREMENTAL BORROWINGS RELATED TO CHESAPEAKE INCIDENT $241 - $1,567 - ADJUSTED NET INCOME $13,580 $7,898 $21,470 $14,373

NON-GAAP FINANCIAL MEASURES RECONCILIATION

The following table provides a reconciliation of distributable cash flow and adjusted EBITDA to net income (loss):

See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our Annual Report on the 10-K and slide 38 and 39 for basis of presentation.

RECONCILIATION OF DISTRIBUTABLE CASH FLOW AND ADJUSTED EBITDA TO NET INCOME:	YEAR ENDED DECEMBER 31,		
	2018	2017 RECAST	2016 RECAST
	$ THOUSANDS		
NET INCOME	$6,952	$14,373	$13,463
ADD:			
DEPRECIATION AND AMORTIZATION	$40,745	$40,361	$27,735
INTEREST EXPENSE	$36,471	$31,744	$16,221
EARLY RETIREMENT OF DEBT OBLIGATION	$751	—	$4,438
NON-CASH UNIT COMPENSATION EXPENSE	$6,229	$5,014	$4,230
INCOME TAX EXPENSE	—	—	—
ASSET IMPAIRMENTS AND DISPOSALS	$2,386	$5,726	$12,377
CHANGES IN THE FAIR VALUE OF DERIVATIVE INSTRUMENTS	($4,032)	$1,565	—
CHESAPEAKE INCIDENT AND HURRICANE EVENTS[1]	$12,951	—	—
TRANSACTION EXPENSES	$178	$3,598	$827
ADJUSTED EBITDA	$102,631	$102,381	$79,291
LESS:			
INTEREST EXPENSE, NET OF AMORTIZATION OF DEBT ISSUANCE COSTS, DEBT PREMIUM, ORIGINAL ISSUE DISCOUNT AND IMPACT FROM INCREMENTAL BORROWINGS RELATED TO CHESAPEAKE INCIDENT	$33,970	$30,297	$14,329
MAINTENANCE CAPITAL EXPENDITURES	$4,872	$4,353	$5,187
DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO ENVIVA PARTNERS, LP	$63,789	$67,731	$59,775
LESS: DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO INCENTIVE DISTRIBUTION RIGHTS	$5,867	$3,398	$1,077
DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO ENVIVA PARTNERS, LP LIMITED PARTNERS	$57,922	$64,333	$58,698

1) Include $4.0 million increase to Adjusted EBITDA related to the Chesapeake Incident and Hurricane Events for the fourth quarter of 2018. The $4 million is comprised of: an increase of $8.3 million for costs incurred during the fourth quarter of 2018 plus an increase of $4.9 million for costs identified from new information arising during the fourth quarter of 2018 but incurred and recorded during the first nine months of 2018, offset by a decrease of $9.3 million for insurance recoveries related to costs incurred during the first nine months of 2018.

41

NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.)

The following table provides a reconciliation of distributable cash flow and adjusted EBITDA to net income (loss):

See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our Annual Report on the 10-K and slide 38 and 39 for basis of presentation.

RECONCILIATION OF DISTRIBUTABLE CASH FLOW AND ADJUSTED EBITDA TO NET INCOME (LOSS):	THREE MONTHS ENDED				THREE MONTHS ENDED			
	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17 RECAST	30-Jun-17 RECAST	31-Mar-17 RECAST
	$ THOUSANDS				$ THOUSANDS			
NET INCOME (LOSS)	$9,387	$13,356	$3,544	($19,335)	$7,898	$5,023	$1,496	($45)
ADD:								
DEPRECIATION AND AMORTIZATION	$11,505	$9,801	$10,031	$9,408	$11,246	$9,709	$10,044	$9,362
INTEREST EXPENSE	$9,334	$9,445	$9,047	$8,645	$8,674	$7,653	$7,710	$7,707
EARLY RETIREMENT OF DEBT OBLIGATION	$751	—	—	—	—	—	—	—
NON-CASH UNIT COMPENSATION EXPENSE	$625	$1,781	$2,480	$1,343	($99)	$1,833	$1,566	$1,714
INCOME TAX EXPENSE	—	—	—	—	—	—	—	—
ASSET IMPAIRMENTS AND DISPOSALS	$1,486	$656	$244	—	$2,484	$1,237	$1,981	$24
CHANGES IN UNREALIZED DERIVATIVE INSTRUMENTS	($3,282)	$1,944	($3,463)	$769	$1,565	—	—	—
CHESAPEAKE INCIDENT AND HURRICANE EVENTS[1]	$3,952	($6,787)	($804)	$16,590	—	—	—	—
TRANSACTION EXPENSES	$2	$30	($7)	$153	$171	$344	$551	$2,532
ADJUSTED EBITDA	$33,760	$30,226	$21,072	$17,573	$31,939	$25,799	$23,348	$21,294
LESS:								
INTEREST EXPENSE NET OF AMORTIZATION OF DEBT ISSUANCE COSTS, DEBT PREMIUM COSTS, ORIGINAL ISSUE DISCOUNT AND IMPACT FROM INCREMENTAL BORROWINGS RELATED TO THE CHESAPEAKE INCIDENT	$8,986	$7,839	$8,771	$8,373	$8,388	$7,261	$7,323	$7,325
MAINTENANCE CAPITAL EXPENDITURES	$1,620	$1,638	$1,225	$388	$1,483	$857	$1,561	$452
DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO ENVIVA PARTNERS, LP	$23,154	$20,749	$11,076	$8,812	$22,068	$17,681	$14,464	$13,517
LESS: DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO INCENTIVE DISTRIBUTION RIGHTS	$1,671	$1,532	$1,400	$1,264	$1,129	$1,063	$669	$537
DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO ENVIVA PARTNERS, LP LIMITED PARTNERS	$21,483	$19,217	$9,676	$7,548	$20,939	$16,618	$13,795	$12,980

1) Include $4.0 million increase to Adjusted EBITDA related to the Chesapeake Incident and Hurricane Events for the fourth quarter of 2018. The $4 million is comprised of: an increase of $8.3 million for costs incurred during the fourth quarter of 2018 plus an increase of $4.9 million for costs identified from new information arising during the fourth quarter of 2018 but incurred and recorded during the first nine months of 2018, offset by a decrease of $9.3 million for insurance recoveries related to costs incurred during the first nine months of 2018.

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42

NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.)

The following table provides a reconciliation of gross margin to adjusted gross margin per metric ton:

See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our Annual Report on the 10-K and slide 38 and 39 for basis of presentation.

RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN PER METRIC TON:	THREE MONTHS ENDED								TWELVE MONTHS ENDED		
	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17 RECAST	30-Jun-17 RECAST	31-Mar-17 RECAST	31-Dec-18	31-Dec-17	31-Dec-16 RECAST
	$ THOUSANDS, EXCEPT PER METRIC TON								$ THOUSANDS, EXCEPT PER METRIC TON		
METRIC TONS SOLD	874	762	699	648	805	668	628	623	2,983	2,724	2,346
GROSS MARGIN	$24,529	$30,119	$19,810	($5,016)	$25,721	$20,382	$16,331	$16,368	$69,441	$78,802	$76,772
LOSS ON DISPOSALS OF ASSETS	$1,486	$656	$244	—	$1,657	$1,237	$2,005	—	$2,386	$4,899	$2,386
DEPRECIATION AND AMORTIZATION	$11,379	$9,678	$9,818	$9,304	$10,800	$9,707	$10,039	$9,358	$40,179	$39,904	$27,700
ADJUSTED GROSS MARGIN	$31,666	$42,397	$26,409	$5,057	$38,178	$31,326	$28,375	$25,726	$115,773	$123,605	$106,858
ADJUSTED GROSS MARGIN PER METRIC TON	$36.23	$55.64	$37.78	$7.80	$47.43	$46.90	$45.18	$41.29	$38.81	$45.38	$45.55
AGM PER METRIC TON, *(adjusted for ASC 606* [1]*)*	$36.23	$55.64	$37.78	$7.80	$43.88	$43.27	$42.35	$38.57	$38.81	$42.19	$43.94

1) As of January 1, 2018, the Partnership adopted Financial Accounting Standards Board Accounting Standards Codification 606 ("ASC 606"). For periods before January 1, 2018, AGM per metric ton has been adjusted to reflect the impact of ASC 606 for comparison purposes only

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NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.) The following table provides a reconciliation of the estimated range of distributable cash flow and adjusted EBITDA to the estimated range of net income. 1)Additional details are available as part of our Earnings Release as of February 20, 2019 44 The guidance amounts provided above include the benefit of throughput at the Wilmington terminal from the Hamlet plant for the second half of the year, but do not include the impact of any additional acquisitions by the Partnership from our sponsor, its joint ventures, or third parties, or any recoveries related to the Chesapeake Incident or the Hurricane Events.1 TWELVE MONTHS ENDED DECEMBER 31, 2019 ESTIMATED NET INCOME $31.0 - 39.0 ADD: DEPRECIATION AND AMORTIZATION $44.5 INTEREST EXPENSE $39.8 NON-CASH UNIT COMPENSATION EXPENSE $9.7 OTHER NON-CASH EXPENSES $2.0 ESTIMATED ADJUSTED EBITDA $127.0 - 135.0 LESS: INTEREST EXPENSE NET OF AMORTIZATION OF DEBT ISSUANCE COSTS, DEBT PREMIUM AND ORIGINAL ISSUE DISCOUNT $38.6 MAINTENANCE CAPITAL EXPENDITURES $6.3 ESTIMATED DISTRIBUTABLE CASH FLOW $82.1 - 90.1

NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.) The following table provides a reconciliation of estimated adjusted EBITDA to estimated net (loss) income, in each case for the twelve months ending December 31, 2019, associated with the Wilmington terminal and related contracts (in millions), without accounting for anticipated throughput from the Hamlet plant: 45 TWELVE MONTHS ENDING DECEMBER 31, 2019 ESTIMATED NET (LOSS) INCOME $0.90 ADD: DEPRECIATION AND AMORTIZATION $4.30 INTEREST EXPENSE $2.80 ESTIMATED ADJUSTED EBITDA $8.00

NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.) Our Sponsor’s estimates of incremental adjusted EBITDA for the Wilmington terminal, the Hamlet plant, the Greenwood plant and the Lucedale plant are based on numerous assumptions that are subject to significant risks and uncertainties. The assumptions underlying our Sponsor’s estimates of incremental adjusted EBITDA generated by certain of its assets are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks and uncertainties that could cause actual results and amounts to differ materially from those estimates. For more information about such significant risks and uncertainties, please see the risk factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC. A reconciliation of Wilmington’s estimated incremental adjusted EBITDA to account for anticipated throughput from the Hamlet plant to the closest GAAP financial measure, and an estimate of incremental adjusted EBITDA for the Hamlet plant, the Greenwood plant, the Lucedale plant, or other potential drop-downs of deep-water marine terminal(s) or wood pellet production plant(s), are not provided because the GAAP net income to be generated by the Wilmington terminal, the Hamlet plant, the Greenwood plant, the Lucedale plant, or other potential drop-downs of deep-water marine terminal(s) or wood pellet production plant(s) is not available without unreasonable effort, in part because the amount of estimated incremental interest expense related to the financing of the additional payment for the Wilmington terminal due upon first deliveries from the Hamlet plant, the Hamlet drop-down, the Greenwood drop-down, the Lucedale drop-down, or other potential drop-downs of deep-water marine terminal(s) or wood pellet production plant(s) is not available at this time. Our estimate of incremental adjusted EBITDA from the planned expansions at Southampton and Northampton production plants (the “Mid-Atlantic Expansions”) is based on numerous assumptions that are subject to significant risks and uncertainties. Those assumptions are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks and uncertainties that could cause actual results and amounts to differ materially from such estimate. A reconciliation of the estimated incremental adjusted EBITDA expected to be generated by the Mid-Atlantic Expansions to the closest GAAP financial measure, net income, is not provided because net income expected to be generated by the expansions is not available without unreasonable effort, in part because the amount of estimated incremental interest expense related to the financing of the expansions and depreciation are not available at this time. 46 env1va Contact: Ray Kaszuba Senior Vice President,Finance and Treasurer +1240-482-3856 ir@envivapartners.com